Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:    William W. Krippaehne Jr. of Fisher Communications, Inc. 206-404-6783

FISHER COMMUNICATIONS ANNOUNCES FIRST QUARTER RESULTS

SEATTLE—(BUSINESS WIRE)—April 28, 2004—Fisher Communications, Inc. (Nasdaq: FSCI) today announced its financial results for the first quarter of 2004.

Loss from continuing operations for the three months ended March 31, 2004 was $9,713,000, or $1.13 per share. Including discontinued operations, first quarter 2004 net loss was $9,845,000. These results included a non-cash net loss from derivative instruments amounting to $5,843,000, after income tax effects, or $.68 per share. On a pro forma basis, excluding the net loss from derivative instruments, first quarter 2004 loss from continuing operations was $3,870,000, or $.45 per share.

Loss from continuing operations for the three months ended March 31, 2003 amounted to $2,869,000, or $.33 per share. Including discontinued operations, net loss for the first quarter of 2003 was $2,946,000. First quarter 2003 results included a non-cash net loss from derivative instruments amounting to $154,000, after income tax effects, and net gain from sale of marketable securities amounting to $2,341,000, after income tax effects. On a pro forma basis, excluding the net loss from derivative instruments and the net gain from sale of marketable securities, loss from continuing operations for the three months ended March 31, 2003 was $5,056,000, or $.58 per share.

Net revenue from broadcasting operations increased 8% compared to the first quarter of 2003, driven by increased revenue at each of the Company’s television and radio station groups. Revenue from the Company’s Fisher Plaza segment declined compared to the first quarter of 2003, primarily due to a significant payment from a tenant in first quarter 2003 as a result of early termination of a lease.

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Fisher Communications, Inc. is a Seattle-based communications and media company focused on creating, aggregating, and distributing information and entertainment to a broad range of audiences. Its 10 network-affiliated television stations are located in Washington, Oregon, and Idaho, and its 27 radio stations broadcast in Washington and Montana. Other operations currently include Fisher Pathways, a satellite and fiber transmission provider, and Fisher Plaza.

FISHER COMMUNICATIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31
(in thousands, except per share amounts) Unaudited	2004	2003
Revenue	$30,892	$30,219
Costs and expenses
Cost of services sold	15,059	15,236
Selling expenses	6,363	6,029
General and administrative expenses	9,179	10,295
Depreciation and amortization	4,211	4,077

	34,812	35,637

Loss from operations	(3,920)	(5,418)
Net loss on derivative instruments	(9,172)	(242)
Other income, net	793	4,425
Equity in operations of equity investees	10	4
Interest expense	(3,124)	(3,569)

Loss from continuing operations before income taxes	(15,413)	(4,800)
Provision (benefit) for federal and state income taxes	(5,700)	(1,931)

Loss from continuing operations	(9,713)	(2,869)
Loss from discontinued operations, net of income taxes	(132)	(77)

Net loss	$(9,845)	$(2,946)

Loss per share:
From continuing operations	$(1.13)	$(0.33)
From discontinued operations	(0.01)	(0.01)

Net loss per share	$(1.14)	$(0.34)

Weighted average shares outstanding	8,612	8,594

NOTE: Certain prior year balances have been reclassified to conform to the 2004 presentation.

FISHER COMMUNICATIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands) Unaudited	March 31 2004	December 31 2003
Assets
Current assets	$57,686	$53,525
Marketable securities, at market value	129,462	116,882
Other assets	66,571	66,435
Property, plant and equipment, net	155,976	159,843

Total assets	$409,695	$396,685

Liabilities and Stockholders’ Equity
Notes payable and current portion of long-term debt	$46,108	$1,526
Other current liabilities	23,521	28,780
Long-term debt, net of current maturities	91,042	127,331
Deferred income taxes	27,296	25,980
Other liabilities	35,163	25,264

Total liabilities	223,130	208,881

Stockholders’ equity, other than accumulated other comprehensive income	105,299	114,715
Accumulated other comprehensive income, net of income taxes	81,266	73,089

Total stockholders’ equity	186,565	187,804

Total liabilities and stockholders’ equity	$409,695	$396,685

CONDENSED CONSOLIDATED STATEMENTS OF

COMPREHENSIVE INCOME

	Three months ended March 31
(in thousands) Unaudited	2004	2003
Net loss	$(9,845)	$(2,946)
Other comprehensive income:
Unrealized gain on marketable securities	12,580	904
Effect of income taxes	(4,403)	(317)
Unrealized gain on marketable securities reclassified to operations		(3,114)
Effect of income taxes		1,090
Adjustment to minimum pension liability		630
Effect of income taxes		(220)

	8,177	(1,027)

Comprehensive loss	$(1,668)	$(3,973)

This press release contains certain financial information (presented on a “pro forma basis”) calculated on a basis other than United States generally accepted accounting principles (“GAAP”). The information presented on a pro forma basis relates to the calculation of loss from continuing operations for the first quarter of 2004 and the first quarter of 2003, after excluding net loss from derivative instruments for those periods and, for the first quarter of 2003, excluding a one-time net gain from the sale of marketable securities. Management believes these pro forma calculations are meaningful because they exclude either unusual one-time transactions (in the case of the sale of marketable securities) or are non-operating items resulting in non-cash charges or gains (in the case of losses or gains from derivative instruments), and therefore management believes they are helpful in understanding the performance of the Company’s continuing operations. Management also considers these pro forma calculations in evaluating the performance of the Company. These pro forma calculations should be considered in addition to and not as a substitute for or superior to financials calculated in accordance with GAAP. These pro forma calculations are not determined using GAAP; therefore, the information is not necessarily comparable to financial information disclosed by other companies. Set forth below is a reconciliation of these measures to the most directly comparable financial measure calculated in accordance with GAAP (in thousands):

FISHER COMMUNICATIONS, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31, 2004			Three months ended March 31, 2003
(in thousands, except per share amounts) Unaudited	As Reported (1)	Adjustments	Pro Forma	As Reported (1)	Adjustments	Pro Forma
Revenue	$30,892		$30,892	$30,219		$30,219
Costs and expenses
Cost of services sold	15,059		15,059	15,236		15,236
Selling expenses	6,363		6,363	6,029		6,029
General and administrative expenses	9,179		9,179	10,295		10,295
Depreciation and amortization	4,211		4,211	4,077		4,077

	34,812		34,812	35,637		35,637

Loss from operations	(3,920)		(3,920)	(5,418)		(5,418)
Net loss on derivative instruments	(9,172)	$9,172	0	(242)	$242	0
Other income, net	793		793	4,425	(3,675)	750
Equity in operations of equity investees	10		10	4		4
Interest expense	(3,124)		(3,124)	(3,569)		(3,569)

Loss from continuing operations before income taxes	(15,413)	9,172	(6,241)	(4,800)	(3,433)	(8,233)
Provision (benefit) for federal and state income taxes	(5,700)	3,329	(2,371)	(1,931)	(1,246)	(3,177)

Loss from continuing operations	(9,713)	5,843	(3,870)	(2,869)	(2,187)	(5,056)
Loss from discontinued operations, net of income taxes	(132)		(132)	(77)		(77)

Net loss	$(9,845)	$5,843	$(4,002)	$(2,946)	$(2,187)	$(5,133)

Loss per share:
From continuing operations	$(1.13)	$0.68	$(0.45)	$(0.33)	$(0.25)	$(0.58)
From discontinued operations	(0.01)		(0.01)	(0.01)		(0.01)

Net loss per share	$(1.14)	$0.68	$(0.46)	$(0.34)	$(0.25)	$(0.59)

Weighted average shares outstanding	8,612	8,612	8,612	8,594	8,594	8,594

NOTE: Certain prior year balances have been reclassified to conform to the 2004 presentation.

(1)	In accordance with accounting principles generally accepted in the United States.